UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2016
(December 13, 2016)

CALERES, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 13, 2016, Caleres, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Apollo Investors, LLC, a Delaware limited liability company (“Seller”), and Apollo Buyer Holding Company, Inc., a Delaware corporation (the “Holding”), pursuant to which the Company acquired Allen Edmonds, a U.S.-based maker of men’s premium handcrafted leather footwear and accessories, by acquiring all of the outstanding capital stock of Holding from Seller on that date for an aggregate purchase price of $255.0 million in cash, subject to certain adjustments in respect of cash, debt, working capital and transaction expenses as provided for in the Purchase Agreement (the “Purchase Price”).

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Company also purchased a representations and warranties insurance policy, under which it may seek coverage for breaches of Seller’s representations and warranties, subject to customary exclusions and retention amounts. Such representations and warranties insurance policy will be the sole recourse for certain breaches of Seller’s representations and warranties. With respect to certain breaches of other representations and warranties by Seller and certain other claims specified in the Purchase Agreement, the parties have agreed to customary indemnification provisions, subject to certain customary exclusions and caps. The parties have entered into an escrow agreement providing for an indemnity escrow to be used to satisfy certain of these post-closing indemnification obligations of Seller, as well as an adjustment escrow to satisfy any post-closing adjustments to the Purchase Price as described above.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included in this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller or Holding. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01   Regulation FD Disclosure.

On December 13, 2016, the Company issued a press release (the “Press Release”) announcing the Allen Edmonds acquisition pursuant to the Purchase Agreement described in Item 1.01 above. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.
See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: December 13, 2016	/s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number		Description
2.1	†	Stock Purchase Agreement, dated December 13, 2016, by and among Caleres, Inc., Apollo Investors, LLC, and Apollo Buyer Holding Company, Inc.
99.1		Press Release, issued December 13, 2016, announcing the Allen Edmonds acquisition.

†
The Company has omitted the schedules to this Exhibit in accordance with Regulation S-K Item 601(b)(2). The Company agrees to supplement a copy of all omitted schedules to the Securities and Exchange Commission upon its request.